Exhibit 99.1

News Release

CBOE HOLDINGS, INC. REPORTS STRONG RESULTS FOR THIRD QUARTER 2013

Third Quarter 2013 Financial Highlights

-- Operating Revenue Increases 7 Percent to $136.7 Million
-- GAAP Net Income Allocated to Common Stockholders of $41.0 Million, Compared With $45.2 Million; Diluted EPS of $0.47, Compared With $0.52
-- Adjusted Net Income Allocated to Common Stockholders Up 9 Percent to $41.0 Million1; Adjusted Diluted EPS of $0.47, Up 9 Percent
-- Operating Margin of 50.0 Percent, Up 260 Basis Points
CHICAGO, November 1, 2013 - CBOE Holdings, Inc. (NASDAQ: CBOE) today reported third quarter 2013 net income allocated to common stockholders of $41.0 million, or $0.47 per diluted share, compared with $45.2 million, or $0.52 per diluted share, in the third quarter of 2012. On an adjusted basis, net income allocated to common stockholders was $41.0 million, or $0.47 per diluted share, compared with $37.7 million, or $0.43 per diluted share, in the same period last year. Operating revenue for the quarter was $136.7 million, up 7 percent compared with $128.3 million in the third quarter of 2012.
Financial results presented on an adjusted basis for the third quarter of 2012 exclude the recognition of a tax benefit relating to prior years of $7.7 million, or $0.09 per diluted share.
“CBOE Holdings delivered a strong third quarter, primarily driven by trading volume increases in our SPX options complex and VIX Index options and futures. CBOE’s average daily options volume for the quarter rose five percent over a year ago despite flat trading volume for the U.S. options industry as a whole,” said Edward T. Tilly, CBOE Holdings Chief Executive Officer. “We continue to see exciting growth opportunities for our company as we add new services and products that create value for both our customers and stockholders, such as our recently announced plans to launch options and futures on the new CBOE Short-term Volatility Index (VXST).”
"Our solid financial results this quarter reflect our operational discipline and focus on investing for future growth," stated Alan J. Dean, CBOE Holdings Executive Vice President and Chief Financial Officer. "Year-to-date, we have returned over $62 million to stockholders through dividends and share repurchases. Our ability to return capital to our stockholders reflects the confidence we have in our business, its opportunities for growth and its ability to generate meaningful free cash flow."

(1) A full reconciliation of our non-GAAP results to our GAAP results for the 2013 and 2012 reporting periods is included in the attached tables. See "Non-GAAP Information” in the accompanying financial tables.

Key Statistics and Financial Highlights
The table below highlights CBOE Holdings' operating results on a GAAP basis and an adjusted basis for the comparative quarters and nine-month periods ended September 30, 2013 and 2012. Financial results presented on an adjusted basis provide supplemental information to facilitate period-over-period comparisons by adjusting for certain items that management believes are not indicative of the company's core operating performance.

(in millions, except per share, revenue per contract and trading days)	3Q 2013	3Q 2012	Y/Y Change		YTD 2013	YTD 2012	Y/Y Change
Key Statistics:
Total Trading Days	64	63			188	188
Average Daily Volume (options and futures)	4.62	4.34	6%		4.65	4.67	—
Total Trading Volume (options and futures)	295.4	273.3	8%		874.7	878.6	—
Average Revenue Per Contract	$0.315	$0.317	(1%)		$0.341	$0.303	13%
GAAP Financial Highlights:
Total Operating Revenues	$136.7	$128.3	7%		$430.2	$382.3	13%
Total Operating Expenses	68.3	67.5	1%		217.0	197.9	10%
Operating Income	68.4	60.8	13%		213.2	184.4	16%
Operating Margin %	50.0%	47.4%	260	bps	49.6%	48.2%	140	bps
Net Income	$41.4	$45.8	(10%)		$129.9	$117.7	10%
Net Income Allocated to Common Stockholders	$41.0	$45.2	(9%)		$128.2	$116.0	11%
Diluted EPS	$0.47	$0.52	(10%)		$1.47	$1.33	11%
Weighted Average Shares Outstanding	87.6	87.3	—		87.4	87.5	—
Adjusted Financial Highlights (1)
Total Operating Expenses	$68.3	$67.5	1%		$212.0	$197.7	7%
Operating Income	68.4	60.9	12%		218.2	184.5	18%
Operating Margin %	50.0%	47.4%	260 bps		50.7%	48.3%	240	bps
Net Income	$41.4	$38.1	9%		$133.5	$110.1	21%
Net Income Allocated to Common Stockholders	$41.0	$37.7	9%		$131.8	$108.5	21%
Diluted EPS	$0.47	$0.43	9%		$1.51	$1.24	22%

(1) A full reconciliation of our non-GAAP results to our GAAP results for the 2013 and 2012 reporting periods is included in the attached tables. See "Non-GAAP Information” in the accompanying financial tables.
Revenues
Operating revenue was $136.7 million in the third quarter of 2013, up $8.4 million, or 7 percent, from $128.3 million in the third quarter of 2012. The increase represents higher revenue of $6.4 million in transaction fees, $3.2 million in regulatory fees and $1.4 million in exchange services and other fees, offset somewhat by a decrease of $2.2 million in other revenue.
Transaction fees increased 7 percent for the quarter due to an 8 percent increase in trading volume, offset somewhat by a 1 percent decline in the average revenue per contract (RPC) compared with the third quarter of 2012. Total trading volume in the third quarter was 295.4 million contracts, or 4.62 million contracts per day, compared with volume of 273.3 million contracts, or 4.34 million contracts per day, in last year's third quarter. RPC was $0.315 compared with $0.317 in the third quarter of 2012.
The decrease in RPC primarily resulted from higher volume-based incentives for certain multiply-listed options (options on equities and exchange-traded products), under our VIP program. The impact of the RPC decline in multiply-listed options was significantly offset by a shift in the mix of trading volume towards index options and futures contracts, which generate the highest RPC. Index options and futures contracts accounted for 33.1 percent of trading volume during the quarter compared with 28.8 percent in the third quarter of 2012.

The average revenue per contract represents total transaction fee revenue divided by total reported trading volume for Chicago Board Options Exchange (CBOE), C2 Options Exchange (C2) and CBOE Futures Exchange (CFE).
Operating Expenses
Total operating expenses were $68.3 million for the quarter, up $0.8 million or 1 percent, compared with $67.5 million in the third quarter of 2012.
The company's core operating expenses, which include total operating expenses less volume-based expenses, depreciation and amortization, accelerated stock-based compensation expense and unusual or one-time expenses, were $44.8 million for the third quarter of 2013, down $1.3 million or 3 percent, compared with last year's third quarter. The decrease was primarily due to lower expenses for outside services, resulting from a decline in legal expenses.
Volume-based expenses, which include royalty fees and trading volume incentives, were $15.1 million in the third quarter of 2013, representing an increase of $2.3 million or 18 percent, compared with the same period last year. This increase reflects higher royalty fees of $2.5 million, offset somewhat by a decrease in trading volume incentives of $0.2 million. The higher royalty fees are directly related to the growth in trading volume in licensed index products, as well as certain fee adjustments implemented this year.
Operating Margin
The company's operating margin for the third quarter of 2013 increased 260 basis points to 50.0 percent compared with 47.4 percent for the same quarter last year.
Effective Tax Rate
The company reported an effective tax rate of 39.1 percent for the quarter versus 24.4 percent in last year's third quarter. The effective tax rate for the third quarter of 2012 benefited from the recognition of significant discrete items relating to 2012 and prior years. Discrete items recognized in the third quarter of 2012 relating to prior years totaled $7.7 million, or $0.09 per share. Excluding the discrete items relating to prior years, the effective tax rate for the third quarter of 2012 was 37.1 percent.

The company noted that it now expects its adjusted effective tax rate for the full-year 2013 to be in a range of 39.0 to 39.5 percent. The most significant differences in the effective rate and the statutory rate are state income taxes and discrete items relating to the current period.
Third Quarter 2013 Operational Highlights and Recent Developments

•	CFE plans to start trading CBOE Russell 2000 Volatility Index futures (VU) on Monday, November 18, 2013, with options trading on the CBOE Russell 2000 Volatility Index (RVX) in the weeks that follow.

•	CBOE plans to list a Mini-SPX Index option (XSP) contract with a new PM-settlement feature beginning on Tuesday, November 5, 2013.

•
On October 28, CFE completed the first phase of its extended trading hours initiative, adding an additional 45-minute extended trading hours period from 3:30 p.m. to 4:15 p.m. (Chicago time) Monday through Thursday. The launch date for the second phase of VIX futures extended trading hours will be Monday, November 4, 2013, which will add five hours to the trading day, extending VIX futures trading hours to 2:00 a.m. through 3:15 p.m. (Chicago time) Monday through Friday.

•	On October 8, CBOE's VIX options established a new single-day volume record when nearly 1.8 million contracts traded.

•
On October 1, CBOE began disseminating values for a new benchmark volatility index, the CBOE Short-Term Volatility Index (VXSTSM). Like the VIX® Index, the VXST Index reflects investors' consensus view of expected market volatility, but where the VIX Index has a 30-day horizon, the VXST Index looks out just nine days, making it particularly responsive to changes in short-term volatility. Plans call for CBOE and CFE to introduce VXST Weeklys options and futures - with launch dates yet to be determined and pending regulatory approval.

•
On September 30 through October 2, CBOE hosted its second Risk Management Conference Europe near Lisbon, Portugal with about 150 in attendance, including institutional money managers and traders. During the conference, 31 speakers covering 14 sessions discussed options products, latest strategies and trends, with a focus on SPX options and VIX options and futures.

•
On July 1, CBOE began disseminating values for the CBOE EFA ETF Volatility Index (VXEFA), which expands investors' ability to track market volatility of major geographic regions outside of the United States. The index measures the volatility of the iShares MSCI EAFE Index Fund (EFA), an exchange traded product (ETP) that offers exposure to developed-market stocks in Europe, Australia, Asia and the Far East.

2013 Fiscal Year Financial Guidance
Based on its year-to-date financial results, the company updated its 2013 fiscal year financial guidance as follows:

•	Capital expenditures are now expected to be in the range of $33.0 million to $36.0 million for the year, compared with the previous guidance range of $35.0 million to $40.0 million.

•
Depreciation and amortization expense is now expected to be in the range of $34.0 million to $36.0 million for the year, down from the previous guidance range of $37.0 million to $39.0 million, due to lower than expected capital spending.

•
Adjusted effective tax rate for the full-year 2013 is expected to be in the range of 39.0 percent to 39.5 percent, down from the previous guidance range of 39.5 percent to 40.0 percent. The most significant differences in the adjusted effective rate and the statutory rate are state income taxes and discrete items relating to the current period. Significant changes in trading volume, expenses, state and local tax rates and other items, including ongoing state and federal tax audits, could materially impact this expectation.

The company reaffirmed the following 2013 financial guidance last provided in its August 2, 2013 earnings press release:

•
Core operating expenses are expected to be in the range of $189.0 million to $194.0 million. Continuing stock-based compensation expense included in core expenses is expected to be approximately $18.0 million for the full year.

Return of Capital to Stockholders
As announced on October 24, 2013, CBOE Holdings' Board of Directors declared a fourth-quarter dividend of $0.18 per share, payable December 20, 2013, to stockholders of record on November 29, 2013.
During the third quarter of 2013 and through September 30, 2013, the company repurchased 306,300 shares of its common stock under its share repurchase program at an average price of $45.63 per share, for a total of $14.0 million. At September 30, 2013, the company had approximately $89.3 million of availability remaining under its existing share repurchase authorizations.
Earnings Conference Call
Executives of CBOE Holdings will host a conference call to review its third quarter financial results today, November 1, 2013, at 8:30 a.m. ET/7:30 a.m. CT. The conference call and any accompanying slides will be publicly available via live webcast from the Investor Relations section of the company's website at www.cboe.com under Events & Presentations. Participants may also listen via telephone by dialing (877) 372-0876 from the United States or Canada, or (253) 237-1167 for international callers. Telephone participants should place calls 10 minutes prior to the start of the call. The webcast will be archived on the company's website for replay. A telephone replay of the earnings call also will be available from approximately 11:00 a.m. CT, November 1, 2013, through 11:00 p.m. CT, November 8, 2013, by calling (855) 859-2056 within the U.S. and Canada, or (404) 537-3406 for international callers, using replay code 70236852.
About CBOE Holdings
CBOE Holdings, Inc. (NASDAQ: CBOE) is the holding company for Chicago Board Options Exchange (CBOE), CBOE Futures Exchange (CFE) and other subsidiaries. CBOE, the largest U.S. options exchange and creator of listed options, continues to set the bar for options and volatility trading through product innovation, trading technology and investor education. CBOE Holdings offers equity, index and ETP options, including proprietary products, such as S&P 500 options (SPX), the most active U.S. index option, and options and futures on the CBOE Volatility Index (the VIX Index). Other products engineered by CBOE include equity options, security index options, LEAPS options, FLEX options, and benchmark products such as the CBOE S&P 500 BuyWrite Index (BXM). CBOE Holdings is home to the world-renowned Options Institute and www.cboe.com, the go-to place for options and volatility trading resources.
Forward-Looking Statements
This press release may contain forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are those statements that reflect our expectations, assumptions or projections about the future and involve a number of risks and uncertainties. These statements are only predictions based on our current expectations and projections about future events. There are important factors that could cause actual results to differ materially from that expressed or implied by the forward-looking statements, including: the loss of our right to exclusively list certain index option products; increasing price competition in our industry; compliance with legal and regulatory obligations and obligations under agreements with regulatory agencies; our ability to operate our business, monitor and maintain our systems or program them so that they operate correctly, including in response to increases in trading volume and order transaction traffic; decreases in the amount of trading volumes or a shift in the mix of products traded on our exchanges; legislative or regulatory changes; increasing competition by foreign and domestic entities; economic, political and market conditions; our ability to operate our business without violating the intellectual property rights of others and the costs associated with protecting our intellectual property rights; our ability to maintain access fee revenues; our ability to protect our systems and communication networks from security risks, including cyber-attacks; our ability to attract and retain skilled management and other personnel; our ability to maintain our growth effectively; our dependence on third party service providers; and the ability of our compliance and risk management methods to effectively monitor and manage our risks.
More detailed information about factors that may affect our performance may be found in our filings with the SEC, including in our Annual Report on Form 10-K for the year ended December 31, 2012 and other filings made from time to time with the SEC.

The condensed consolidated statements of income, balance sheets and statements of cash flows are unaudited and subject to reclassification.

CBOE Media Contacts:		Analyst Contact:
Gail Osten	Gary Compton	Debbie Koopman
(312) 786-7123	(312) 786-7612	(312) 786-7136
osten@cboe.com	comptong@cboe.com	koopman@cboe.com
CBOE-F

Trademarks:

CBOE®, Chicago Board Options Exchange®, CFE®, FLEX®, LEAPS®, CBOE Volatility Index® and VIX® are registered trademarks and BuyWriteSM, BXMSM, CBOE Futures ExchangeSM, CBOE Short-Term Volatility IndexSM, Execute SuccessSM, RVXSM, SPXSM, The Options InstituteSM, XSPSM, VUSM and WeeklysSM are service marks of Chicago Board Options Exchange, Incorporated (CBOE).  C2SM and C2 Options ExchangeSM are service marks of C2 Options Exchange, Incorporated (C2). Standard & Poor's®, S&P® and S&P 500® are registered trademarks of Standard & Poor's Financial Services LLC and have been licensed for use by CBOE, C2 and CFE. Russell 2000® is a registered trademark of Russell Investments, used under license. .All other trademarks and service marks are the property of their respective owners.

CBOE Holdings, Inc.
Selected Quarterly Operating Statistics

Average Daily Volume by Product (in thousands)

	3Q 2013	2Q 2013	1Q 2013	4Q 2012	3Q 2012
PRODUCT:
Equities	1,767	1,595	1,604	1,617	1,964
Indexes	1,378	1,543	1,501	1,294	1,150
Exchange-traded products	1,322	1,641	1,107	1,091	1,124
Total Options Average Daily Volume	4,467	4,779	4,212	4,002	4,238
Futures	148	180	154	123	99
Total Average Daily Volume	4,615	4,959	4,366	4,125	4,337

Mix of Trading Volume by Product

	3Q 2013	2Q 2013	1Q 2013	4Q 2012	3Q 2012
PRODUCT:
Equities	38.3%	32.2%	36.7%	39.2%	45.3%
Indexes	29.9%	31.1%	34.4%	31.4%	26.5%
Exchange-traded products	28.6%	33.1%	25.4%	26.4%	25.9%
Futures	3.2%	3.6%	3.5%	3.0%	2.3%
Total	100.0%	100.0%	100.0%	100.0%	100.0%

Average Revenue Per Contract by Product

	3Q 2013	2Q 2013	1Q 2013	4Q 2012	3Q 2012
Trading Days	64	64	60	62	63
PRODUCT:
Equities	$0.077	$0.090	$0.140	$0.134	$0.118
Indexes	0.669	0.675	0.671	0.670	0.682
Exchange-traded products	0.123	0.119	0.155	0.186	0.177
Total Options Average Revenue Per Contract	0.273	0.289	0.333	0.322	0.287
Futures	1.559	1.544	1.618	1.442	1.606
Total Average Revenue Per Contract	$0.315	$0.334	$0.378	$0.355	$0.317

Transaction Fees by Product (in thousands)

	3Q 2013	2Q 2013	1Q 2013	4Q 2012	3Q 2012
PRODUCT:
Equities	$8,741	$9,213	$13,509	$13,472	$14,645
Indexes	59,047	66,654	60,379	53,764	49,385
Exchange-traded products	10,401	12,458	10,296	12,552	12,561
Total Options Transaction Fees	$78,189	$88,325	$84,184	$79,788	$76,591
Futures	14,765	17,769	14,961	11,017	10,030
Total Transaction Fees	$92,954	$106,094	$99,145	$90,805	$86,621

Non-GAAP Information
In addition to disclosing results determined in accordance with GAAP, CBOE Holdings has disclosed certain non-GAAP measures of operating performance. These measures are not in accordance with, or a substitute for, GAAP, and may be different from or inconsistent with non-GAAP financial measures used by other companies. The non-GAAP measures provided in this press release include core operating expenses, adjusted operating expenses, adjusted operating income, adjusted operating margin, adjusted net income, adjusted net income allocated to common stockholders and adjusted diluted earnings per share.
Management believes that the non-GAAP financial measures presented in this press release, including adjusted net income and core operating expenses, provide useful and comparative information to assess trends in our core operations and a means to evaluate period-to-period comparisons. Non-GAAP financial measures disclosed by management, including adjusted diluted EPS, are provided as additional information to investors in order to provide them with an alternative method for assessing our financial condition and operating results.
The table below shows core operating expenses, which is the company's operating expenses after excluding (i) volume-based expenses, (ii) depreciation and amortization expense, (iii) accelerated stock-based compensation expense and (iv) other unusual or one-time expenses.

	Three Months Ended September 30,		Nine Months Ended September 30,

(in thousands)	2013	2012	2013	2012
Total Operating Expenses	$68,316	$67,458	$217,005	$197,915
Less:
Depreciation and amortization	8,476	8,634	25,380	25,274
Accelerated stock-based compensation expense	—	—	3,996	194
Additional expense related to SEC investigation (in Other expenses)	—	—	1,000	—
Volume-based expenses:
Royalty fees	13,844	11,304	41,531	34,496
Trading volume incentives	1,207	1,423	3,128	5,248
Core Operating Expenses (non-GAAP):	$44,789	$46,097	$141,970	$132,703
Less: Continuing stock-based compensation expense	3,918	3,082	12,871	8,854
Core Operating Expenses Excluding Continuing Stock-Based Compensation (non-GAAP)	$40,871	$43,015	$129,099	$123,849

Detail of Core Operating Expenses (non-GAAP)
Employee costs	$27,951	$27,166	$86,029	$77,562
Data processing	4,552	5,070	13,613	14,896
Outside services	7,938	9,075	28,606	25,510
Travel and promotional expenses	1,894	2,548	6,552	8,018
Facilities costs	1,308	1,268	3,808	3,797
Other expenses	1,146	970	3,362	2,920
Total	$44,789	$46,097	$141,970	$132,703

The table below shows the reconciliation of each financial measure from GAAP to non-GAAP. The non-GAAP financial measures exclude the impact of those items detailed in the footnotes below and are referred to as adjusted financial measures. There were no non-GAAP financial measures in the third quarter of 2013.

(in thousands, except per share amounts)	Three months ended September 30, 2012
		Items Impacting Results
	Reported (GAAP)	Income tax adjustments[1]	After Considering Items (non-GAAP)
Total Operating Revenues	$128,319		$128,319
Total Operating Expenses	67,458		67,458
Operating Income	60,861		60,861
Operating Margin	47.4%		47.4%
Total Other Income/(Expense)	(327)		(327)
Income Before Income Taxes	60,534		60,534
Income Tax Provision	14,776	7,654	22,430
Effective Income Tax Rate	24.4%		37.1%
Net Income	$45,758	$(7,654)	$38,104
Net Income Allocated to Participating Securities	(515)	86	(429)
Net Income Allocated to Common Stockholders	$45,243	$(7,568)	$37,675
Diluted Net Income per Share Allocated to Common Stockholders	$0.52	$(0.09)	$0.43

(in thousands, except per share amounts)	Nine months ended September 30, 2013					Nine months ended September 30, 2012
		Items Impacting Results					Items Impacting Results
	Reported (GAAP)	Operating Expenses[2]	Operating Expenses[3]	Other Income/(Expense)[4]	After Considering Items (non-GAAP)	Reported (GAAP)	Income tax adjustments[1]	Operating Expenses[2]	After Considering Items (non-GAAP)
Total Operating Revenues	$430,220				$430,220	$382,261			$382,261
Total Operating Expenses	217,005	(3,996)	(1,000)		212,009	197,915		(194)	197,721
Operating Income	213,215	3,996	1,000		218,211	184,346		194	184,540
Operating Margin	49.6%				50.7%	48.2%			48.3%
Total Other Income/(Expense)	(1,712)			245	(1,467)	(1,193)			(1,193)
Income Before Income Taxes	211,503	3,996	1,000	245	216,744	183,153		194	183,347
Income Tax Provision	81,614	1,533	—	92	83,239	65,482	7,654	80	73,216
Effective Income Tax Rate	38.6%				38.4%	35.8%			39.9%
Net Income	$129,889	$2,463	$1,000	$153	$133,505	$117,671	$(7,654)	$114	$110,131
Net Income Allocated to Participating Securities	(1,669)	(35)	(14)	(2)	(1,720)	(1,690)	110	(2)	(1,582)
Net Income Allocated to Common Stockholders	$128,220	$2,428	$986	$151	$131,785	$115,981	$(7,544)	$112	$108,549
Diluted Net Income per Share Allocated to Common Stockholders	$1.47	$0.03	$0.01	$—	$1.51	$1.33	$(0.09)	$—	$1.24

NOTES: Amounts may not foot due to rounding.

1)	In the third quarter of 2012, the company recorded tax benefits relating to significant discrete items.

2)	In the first and second quarters of 2013 and the first quarter of 2012, the company accelerated the vesting of certain stock awards.

3)	In the second quarter of 2013, the company recognized additional expense for the final resolution of an SEC investigation.

4)	In the first quarter of 2013, the company recorded an impairment for an investment in affiliate.

CBOE Holdings, Inc. and Subsidiaries
Condensed Consolidated Statements of Income (Unaudited)
Three and Nine Months Ended September 30, 2013 and 2012

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands, except per share amounts)	2013	2012	2013	2012

Operating Revenues:
Transaction fees	$92,954	$86,621	$298,193	$266,341
Access fees	15,029	15,965	45,709	48,107
Exchange services and other fees	9,213	7,771	27,616	23,072
Market data fees	6,658	6,101	17,924	18,850
Regulatory fees	8,937	5,711	29,076	14,487
Other revenue	3,952	6,150	11,702	11,404
Total Operating Revenues	136,743	128,319	430,220	382,261

Operating Expenses:
Employee costs	27,951	27,166	90,025	77,756
Depreciation and amortization	8,476	8,634	25,380	25,274
Data processing	4,552	5,070	13,613	14,896
Outside services	7,938	9,075	28,606	25,510
Royalty fees	13,844	11,304	41,531	34,496
Trading volume incentives	1,207	1,423	3,128	5,248
Travel and promotional expenses	1,894	2,548	6,552	8,018
Facilities costs	1,308	1,268	3,808	3,797
Other expenses	1,146	970	4,362	2,920
Total Operating Expenses	68,316	67,458	217,005	197,915

Operating Income	68,427	60,861	213,215	184,346

Other Income / (Expense):
Investment income	21	41	42	89
Net loss from investment in affiliates	(538)	(368)	(1,754)	(1,282)
Total Other Expense	(517)	(327)	(1,712)	(1,193)

Income Before Income Taxes	67,910	60,534	211,503	183,153
Income tax provision	26,554	14,776	81,614	65,482
Net Income	41,356	45,758	129,889	117,671
Net income allocated to participating securities	(401)	(515)	(1,669)	(1,690)
Net Income Allocated to Common Stockholders	$40,955	$45,243	$128,220	$115,981

Net Income Per Share Allocated to Common Stockholders
Basic	$0.47	$0.52	$1.47	$1.33
Diluted	0.47	0.52	1.47	1.33
Weighted average shares used in computing income per share:
Basic	87,647	87,272	87,421	87,523
Diluted	87,647	87,272	87,421	87,523

CBOE Holdings, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets (Unaudited)
September 30, 2013 and December 31, 2012

(in thousands, except share amounts)	September 30, 2013	December 31, 2012
Assets
Current Assets:
Cash and cash equivalents	$226,378	$135,597
Accounts receivable—net allowances of $344 and $340	50,131	45,666
Marketing fee receivable	8,712	5,216
Income taxes receivable	16,440	11,717
Other prepaid expenses	6,609	4,146
Other current assets	659	567
Total Current Assets	308,929	202,909
Investments in Affiliates	14,034	14,270
Land	4,914	4,914
Property and Equipment:
Construction in progress	1,713	89
Building	63,533	62,442
Furniture and equipment	269,384	263,155
Less accumulated depreciation and amortization	(265,379)	(251,642)
Total Property and Equipment—Net	69,251	74,044
Other Assets:
Software development work in progress	10,036	4,370
Data processing software and other assets (less accumulated amortization of $143,782 and $133,862)	33,986	38,351
Total Other Assets—Net	44,022	42,721
Total	$441,150	$338,858

Liabilities and Stockholders' Equity
Current Liabilities:
Accounts payable and accrued expenses	$46,985	$45,148
Marketing fee payable	9,251	5,808
Deferred revenue	9,131	1,084
Post-retirement medical benefits	30	110
Total Current Liabilities	65,397	52,150

Long-term Liabilities:
Post-retirement medical benefits	2,216	1,794
Income taxes liability	27,788	20,857
Other long-term liabilities	3,878	3,946
Deferred income taxes	16,472	20,989
Total Long-term Liabilities	50,354	47,586
Total Liabilities	115,751	99,736
Commitments and Contingencies
Stockholders' Equity
Preferred stock, $0.01 par value: 20,000,000 shares authorized, no shares issued and outstanding at September 30, 2013 or December 31, 2012	—	—
Unrestricted common stock, $0.01 par value: 325,000,000 shares authorized; 91,845,492 issued and 87,396,837 outstanding at September 30, 2013; 91,270,274 issued and 87,271,683 outstanding at December 31, 2012	919	913
Additional paid-in-capital	87,029	67,812
Retained Earnings	362,831	275,491
Treasury stock at cost – 4,448,655 shares at September 30, 2013 and 3,998,591 shares at December 31, 2012	(124,314)	(104,201)
Accumulated other comprehensive loss	(1,066)	(893)
Total Stockholders' Equity	325,399	239,122

Total	$441,150	$338,858

CBOE Holdings, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows (Unaudited)
Nine months ended September 30, 2013 and 2012

	Nine Months Ended September 30,
(in thousands)	2013	2012
Cash Flows from Operating Activities:
Net Income	$129,889	$117,671
Adjustments to reconcile net income to
net cash flows from operating activities:
Depreciation and amortization	25,380	25,274
Other amortization	86	66
Provision for deferred income taxes	(4,407)	387
Stock-based compensation	16,867	9,048
Loss on disposition of property	3	—
Loss on investment in affiliates	1,509	1,282
Impairment of investment in affiliates and other assets	245	—
Net change in assets and liabilities	2,792	(12,860)
Net Cash Flows provided by Operating Activities	172,364	140,868
Cash Flows from Investing Activities:
Capital and other asset expenditures	(19,767)	(26,829)
Investment in affiliates	(1,518)	(1,234)
Other	8	—
Net Cash Flows used in Investing Activities	(21,277)	(28,063)
Cash Flows from Financing Activities:
Payment of quarterly dividends	(42,549)	(34,589)
Purchase of unrestricted stock from employees	(6,136)	(3,127)
Excess tax benefit from stock-based compensation	2,356	—
Purchase of unrestricted stock under repurchase program	(13,977)	(49,744)
Net Cash Flows used in Financing Activities	(60,306)	(87,460)

Net Increase in Cash and Cash Equivalents	90,781	25,345

Cash and Cash Equivalents at Beginning of Period	135,597	134,936
Cash and Cash Equivalents at End of Period	$226,378	$160,281

Supplemental Disclosure of Cash Flow Information
Cash paid for income taxes	$81,475	$69,423
Non-cash activities:
Unpaid liability to acquire equipment and software	$2,887	$923